UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2020

NOBLE MIDSTREAM PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware		001-37640	47-3011449
(State or other jurisdiction of incorporation or organization)		Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way			77070
Houston,	Texas
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	NBLX	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2020, the sole member of Noble Midstream GP LLC, the general partner (the “General Partner”) of Noble Midstream Partners LP (the “Partnership”), increased the size of the General Partner’s board of directors (the “Board”) from seven to eight and appointed Robin H. Fielder as a member of the Board. Ms. Fielder currently serves as President and Chief Operating Officer of the General Partner and Senior Vice President, Midstream, of Noble Energy, Inc. (“Noble Energy”).
Ms. Fielder is a Noble Energy designee to the Board. Officers or employees of Noble Energy who also serve as directors of the General Partner do not receive additional compensation for their service as a director of the General Partner. Accordingly, Ms. Fielder will not receive additional compensation for her services as a director of the General Partner. Ms. Fielder will have rights to indemnification pursuant to the Second Amended and Restated Agreement of Limited Partnership of Noble Midstream Partners LP.
Ms. Fielder was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Ms. Fielder that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE MIDSTREAM PARTNERS LP
By: Noble Midstream GP, LLC, Its General Partner

Date:	August 27, 2020	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
General Counsel and Secretary